Exhibit 99.3

                                  CHASE [LOGO]

                         ANNUAL STATEMENT OF COMPLIANCE

Pursuant to the servicing agreement, the undersigned Officer, to the best of his/her knowledge, hereby certifies to the following:

I have reviewed the activities and performance of the Servicer and, during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of the Officer's knowledge, the Servicer has fulfilled all its duties, responsibilities or obligations under these Agreements throughout such year.

      a)    All property inspections have been completed.

      b)    Compliance relative to Adjustable Rate Mortgages has been met.

      c)    Compliance with IRS Foreclosure reporting regulations enacted as IRS
            Section 6060J by the Deficit Reduction Act, regarding Acquired and/or Abandonment property have been completed.

      d) A11 loans serviced in states that have statutes requiring payment of interest on escrow/impound accounts have been completed.

      e) That such Officer has confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement are in full force and effect.

      f)    Enclosed is a copy of our most recent independent audit statement




CERTIFIED BY:                   /s/ Kim Greaves                   Date: 3/13/06
                                ---------------                   -------------
                                Kim Greaves
                                Senior Vice President

                                /s/ Jim Miller                    Date: 3/13/06
                                ---------------                   -------------
                                Jim Miller
                                Senior Vice President

Deutsche Bank
-------------

Investor#  Agreement Name                                         Agreement Date
---------  --------------                                         --------------
73         1988-9
243        1993-5
266
267        1993-14
268        GC94-A-5
269        1987-1
270        1987-2
273        1986 GS-2
274        1986 GS-3
275        1986 GS-4
277        1993-1B
279        1993-2A
280        1993-3A
281        1993-4
282        1994-1
293        GC94-A-5
284        1993-4
285        1994-1
920        1989-1
921        1988-7
922        1998-11
923        1988-12
935        1993-1A
940        1986-1
945        1988-1
946        1988-3
962        1994-1
964        1994-2
983
994        First Boston 1987-4
G88        GSAMP 2005-SEA1                                        4/8/05
----------------------------------------------------------       ---------------
206        HELOC 2000-A                                           11/21/00
238        BANKERS TRUST COMPANY 1999-1                           3/4/99
239        BANKERS TRUST COMPANY 1999-1                           3/4/99
240        BANKERS TRUST COMPANY - TRUST 98-4 Loan Trust A        11/25/98
241        BANKERS TRUST COMPANY - TRUST 98-4 Loan Trust B        11/25/98
243        BANKERS TRUST COMPANY - TRUST 98-4 Loan Trust A        11/25/98
244        BANKERS TRUST COMPANY - TRUST 98-4 Loan Trust B        11/25/98
246        BANKERS TRUST COMPANY - TRUST 99-3                     8/9/99
247        BANKERS TRUST COMPANY - TRUST 99-3                     8/9/99
248        RANKERS TRUST COMPANY - TRUST 99-4                     11/17/99
249        BANKERS TRUST COMPANY - TRUST 99-4                     11/17/99
256        BANKERS TRUST COMPANY - TRUST 99-2                     5/20/99
257        BANKERS TRUST COMPANY - TRUST 99-2                     5/20/99
259        BANKERS TRUST COMPANY - TRUST 00-2                     8/17/00
260        BANKERS TRUST COMPANY - TRUST 00-1                     5/23/00

261        BANKERS TRUST COMPANY - TRUST 00-1                     5/23/00
323        GOLETA 98-1/BANKERS TRUST                              9/21/98
432        GOLETA 99-1/BANKERS TRUST                              6/9/99
477        MORGAN STANLEY ABS CAPITAL TRUST 2003-HE1              6/27/03
483        GSAMP 2003-HE2                                         9/8/03
486        MORGAN STANLEY ABS CAPITAL TRUST 2003-HE2              8/27/03
499        MORGAN STANLEY ABS CAPITAL TRUST 2003-HE3              10/24/03
501        GSAMP 2003-AHL                                         10/29/03
509        SAIL 2004-1 (PPP TO TRUST)                             1/1/04
516        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE1              2/25/04
517        GSAA TRUST 2004-NC1                                    2/1/04
522        GSAMP TRUST 2004-HE1                                   4/1/04
523        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE2              4/27/04
524        GSAMP/FFMLT 2004-FF3                                   6/1/04
525        GSAA TRUST 2004-3                                      5/1/04
527        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE3              5/25/04
529        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE4              6/18/04
534        GSAA TRUST 2004-5                                      6/1/04
535        GSAMP Trust 2004-HE2                                   7/1/04
538        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE5              7/27/04
539        MORGAN STANLEY ABS CAPITAL TRUST 2004-NC6              7/30/04
545        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE6              8/26/04
546        MORGAN STANLEY ABS CAPITAL TRUST 2004-NC7              8/30/04
547        Morgan Stanley ABS Capital I Inc. Trust 2004-5AR       9/1/04
548        Morgan Stanley ABS Capital I Inc. Trust 2004-6AR       9/1/04
549        Morgan Stanley ABS Capital I Inc. Trust 2004-7AR       9/1/04
550        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE7              9/1/04
554        MORGAN STANLEY ABS CAPITAL TRUST 2004-HE8              10/27/04
556        Morgan Stanley ABS Capital I Inc. Trust 2004-8AR       9/1/04
561        MORGAN STANLEY ABS CAPITAL TRUST 2004-NC8              11/23/04
570        GSAMP Trust 2005-HE1                                   1/26/05
573        MORGAN STANLEY HOME EQUITY TRUST 2005-1                1/26/05
577        MORGAN STANLEY ABS CAPITAL TRUST 2005-NC1              2/25/05
581        GSAMP TRUST 2005-HE2                                   3/28/05
589        MORGAN STANLEY HEL 2005-2                              5/25/05
594        GSAMP TRUST 2005-HE3                                   6/28/05
603        GSAMP TRUST 2005-HE4                                   8/24/05
605        MORGAN STANLEY HEL 2005-3                              9/1/05
614        GSAA HET 2005-MTR1                                     10/31/05
618        SOUNDVIEW HOME LOAN TRUST 2005-4 (Greenwich)           12/5/05
620        MORGAN STANLEY ABS CAPITAL TRUST 2005-HE6              12/5/05
623        MORGAN STANLEY HEL 2005-4                              12/5/05
625        New Century HE 2005-C
627        MORGAN STANLEY 2005-HE7
628        New Century HE 2005-D